Exhibit 8.1

List of Principal Subsidiaries and Consolidated Variable Interest Entities of

17 Education & Technology Group Inc.

Subsidiary	Place of Incorporation
17 Technology Limited	Cayman Islands
17 Education World Limited	British Virgin Islands
17 Educational Products Limited	British Virgin Islands
17 Inspire Limited	British Virgin Islands
Sunny Education (HK) Limited	Hong Kong
17 Vision Limited	Hong Kong
17 Glory Limited	Hong Kong
17 Legend Limited	Hong Kong
Shanghai Yiqi Zuoye Information Technology Co., Ltd.	Mainland China
Beijing Yiqi Education & Technology Co., Ltd.	Mainland China
Guangzhou Qixiang Technology Co., Ltd.	Mainland China
Guangzhou Qixuan Education & Technology Co., Ltd.	Mainland China
Beijing Yiqi Hangfan Technology Co., Ltd.	Mainland China

Consolidated Variable Interest Entities	Place of Incorporation
Shanghai Hexu Information Technology Co., Ltd.	Mainland China
Beijing Yiqi Education Information Consultation Co., Ltd	Mainland China
Beijing Qili Technology Co., Ltd.	Mainland China
Beijing Yiqi Education Technology Development Co., Ltd.	Mainland China
Guangzhou Qili Technology Co., Ltd.	Mainland China
Zhiyouban (Shanghai) Technology Co., Ltd.	Mainland China